Exhibit (d)(17)

SCHEDULE A

(as of February 19, 2015)

CURRENCY HEDGED FUNDS	ANNUAL FEE AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS*	REAPPROVAL DATE	REAPPROVAL DAY

Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF	0.65%	February 28, 2016	February 28th

Deutsche X-trackers MSCI EAFE Hedged Equity ETF	0.35%	February 28, 2016	February 28th

Deutsche X-trackers MSCI Brazil Hedged Equity ETF	0.60%	February 28, 2016	February 28th

Deutsche X-trackers MSCI Germany Hedged Equity ETF	0.45%	February 28, 2016	February 28th

Deutsche X-trackers MSCI Japan Hedged Equity ETF	0.45%	February 28, 2016	February 28th

Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF	0.60%	February 28, 2016	February 28th

Deutsche X-trackers MSCI Europe Hedged Equity ETF	0.45%	February 28, 2016	February 28th

Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF	0.45%	February 28, 2016	February 28th

Deutsche X-trackers MSCI South Korea Hedged Equity ETF	0.58%	February 28, 2016	February 28th

Deutsche X-trackers MSCI Mexico Hedged Equity ETF	0.50%	February 28, 2016	February 28th

Deutsche X-trackers MSCI All World ex-US Hedged Equity ETF	0.40%	February 28, 2016	February 28th

Deutsche X-trackers MSCI EMU Hedged Equity ETF	0.45%	November 3, 2016	November 3rd

Deutsche X-trackers Dow Jones Hedged International Real Estate ETF	0.48%	February 19, 2017	February 19th

Deutsche X-trackers S&P Hedged Global Infrastructure ETF	0.45%	February 19, 2017	February 19th

Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF	0.48%	February 19, 2017	February 19th

EQUITY FUNDS

Deutsche X-trackers Regulated Utilities ETF	0.45%	February 28, 2016	February 28th

Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF	0.48%	February 19, 2017	February 19th

ACTIVE FUNDS

Deutsche X-trackers Ultra Short Duration ETF	0.25%	November 18, 2015	November 18th

Deutsche X-trackers Managed Municipal Bond ETF	0.30%	November 18, 2015	November 18th

CHINA FUNDS

Deutsche X-trackers Harvest CSI 300 China A-Shares ETF	0.80%	February 28, 2016	February 28th

Deutsche X-trackers Harvest MSCI All China Equity ETF	0.60%	March 28, 2016	March 28th

Deutsche X-trackers Harvest CSI 500 China A-Shares Small Cap ETF	0.80%	March 28, 2016	March 28th

Deutsche X-trackers Harvest China A-Shares Consumer Staples Sector ETF	0.80%	March 28, 2016	March 28th

Deutsche X-trackers Harvest China A-Shares Consumer Discretionary Sector ETF	0.80%	March 28, 2016	March 28th

Deutsche X-trackers Harvest China A-Shares Industrial Sector ETF	0.80%	March 28, 2016	March 28th

Deutsche X-trackers Harvest China A-Shares Materials Sector ETF	0.80%	March 28, 2016	March 28th

Deutsche X-trackers Harvest China A-Shares Health Care Sector ETF	0.80%	March 28, 2016	March 28th

Deutsche X-trackers Harvest China A-Shares Technology Sector ETF	0.80%	March 28, 2016	March 28th

Deutsche X-trackers Harvest China A-Shares Financial Sector ETF	0.80%	March 28, 2016	March 28th

FIXED INCOME FUNDS

Deutsche X-trackers Municipal Infrastructure Revenue Bond ETF	0.30%	February 28, 2016	February 28th

Deutsche X-trackers Solactive Investment Grade Subordinated Debt ETF	0.45%	February 28, 2016	February 28th

Deutsche X-trackers Investment Grade Bond - Interest Rate Hedged ETF	0.25%	November 3, 2016	November 3rd

Deutsche X-trackers Emerging Markets Bond - Interest Rate Hedged ETF	0.50%	November 3, 2016	November 3rd

Deutsche X-trackers High Yield Corporate Bond - Interest Rate Hedged ETF	0.45%	November 3, 2016	November 3rd

Deutsche X-trackers iBoxx Contingent Convertible Bond ETF	0.65%	February 19, 2017	February 19th

*Expressed as a percentage of average daily net assets. Out of each Fund’s advisory fee, the Adviser will pay all of the expenses of the Fund, except for the fee payments under this Agreement, payments under the Fund’s 12b-1 plan, if any, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.